SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934



                         JULY 10, 1996
        Date of Report (Date of earliest event reported)



                           SBE, INC.
     (Exact name of registrant as specified in its charter)



     CALIFORNIA             0-8419               94-1517641
  (State or other        (Commission          (I.R.S. Employer
  jurisdiction of        File Number)        Identification No.)
   incorporation)



   4550 NORRIS CANYON ROAD, SAN RAMON, CALIFORNIA 94583-1369
            (Address of principal executive offices)



                         (510) 355-2000
      (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS.

          On July 10, 1996, SBE, Inc. ("SBE") issued and sold 167 shares of its Series A Preferred Stock ("Series A Preferred") for net proceeds of approximately $1.1 million pursuant to the Subscription Agreement ("Agreement") attached as Exhibit 99.1. The issuance of Series A Preferred was exempt, pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Act"), from registration requirements under the Act. The rights, privileges, preferences and restrictions of the Series A Preferred are set forth in the Certificate of Determination attached as Exhibit 99.2.

          Each share of Series A Preferred is convertible into the number of shares of Common Stock of SBE ("Common Stock") equal to $7,500 divided by the Conversion Price. The applicable Conversion Price is the lesser of $6.675 and 75% of the average closing bid price of the Common Stock for the five consecutive trading days immediately prior to conversion; PROVIDED, HOWEVER, that the Series A Preferred, taken as a whole, may not at any time convert into 20% or more of the Company's outstanding Common Stock (measured on July 10, 1996 and on the date of conversion). The Series A Preferred will automatically convert into Common Stock when the average closing bid price of the Common Stock over a five trading day period is equal to or greater than $13.35. In addition, all unconverted shares of Series A Preferred will be converted automatically upon the earlier to occur of July 10, 1998 and the written consent of the holders of two thirds of the then outstanding Series A Preferred. Holders of Series A Preferred are also entitled to certain dividend rights and liquidation preferences. The shares of Series A Preferred have no voting rights.

          In connection with the sale of the Series A Preferred, certain affiliates of First Capital Partners, Inc., placement agent in this transaction, received warrants to purchase an aggregate of 93,703 shares of Common Stock with an exercise price of $8.25 per share.

          Holders of Common Stock issued upon conversion of the Series A Preferred or exercise of the warrants may, beginning August 19, 1996 and subject to certain other restrictions and limitations, on one occasion require SBE to register all or a portion of such Common Stock under the Act on Form S-3.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

99.1     Subscription Agreement
99.2     Certificate of Determination

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                          SBE, INC.




   August 29, 1996                 By /s/ Timothy J. Repp
                                   Timothy J. Repp
                                   Chief Financial Officer

                       INDEX TO EXHIBITS

EXHIBIT                                              SEQUENTIALLY
NUMBERS   DESCRIPTION                               NUMBERED PAGE

99.1      Subscription Agreement                                5
99.2      Certificate of Determination                         24

                                                     EXHIBIT 99.1

                     SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT (this "Agreement") is entered into as of June 28, 1996 by and among SBE, INC., a California corporation (the "Company"), the undersigned persons or entities (individually, "Investor" and collectively, "Investors"), FIRST CAPITAL PARTNERS, INC. ("FCP"), CORETECH LTD. ("Coretech"), and OVERSEAS CAPITAL FUNDING CORPORATION ("OCFC"). FCP, Coretech and OCFC are sometimes referred to herein individually as "Distributor" and collectively as "Distributors."

                            RECITALS

     A. Investors desire to purchase shares of the Company's Series A Preferred Stock ("Shares") on the terms and subject to the conditions set forth in this Agreement.

     B. The Company desires to issue and sell such Shares to Investors on the terms and subject to the conditions set forth in this Agreement.

                           AGREEMENT

     The parties hereto agree as follows:

1. SUBSCRIPTION; AUTHORIZATION.

     1 SUBSCRIPTION. On the terms and subject to the conditions of this Agreement, each Investor, severally and not jointly, hereby subscribes for and commits to purchase the number of Shares set forth on such Investor's completed Purchase Information Worksheet (a form of which is attached as EXHIBIT A) for a purchase price of Seven Thousand Five Hundred Dollars ($7,500) per Share in cash. The aggregate number of Shares sold hereunder may not exceed two hundred
(200). Upon acceptance by the Company, as indicated by its execution of this Agreement, this Agreement will be a final and binding commitment by each Investor to purchase the number of Shares specified in such Investor's completed Purchase Information Worksheet; PROVIDED, HOWEVER, that if Closing (as defined in Section 2.1) has not occurred on or before July 12, 1996 (other than due to Investor's breach of this Agreement), Investor may rescind this Agreement, whereupon this Agreement will be of no further force and effect.

     2 AUTHORIZATION OF SHARES. On or prior to the Closing, the Company will file with the California Secretary of State a Certificate of Determination of the Company in the form attached hereto as EXHIBIT B, thereby authorizing the issuance and sale of up to two hundred (200) Shares.

2. CLOSING, DELIVERY AND PAYMENT.

     1 CLOSING. The closing of the sale and purchase of the Shares pursuant to this Agreement (the "Closing") will take place at 10:00 a.m. on July 2, 1996 at the offices of Cooley Godward Castro Huddleson & Tatum, One Maritime Plaza, 20th Floor, San Francisco, California 94111, or at such other time or place as all of the conditions to closing specified herein or in the Escrow Agreement attached as EXHIBIT C (the "Escrow Agreement") have been satisfied or waived (the "Closing Date").

     2  DELIVERY INTO ESCROW.  On or prior to the Closing:

      (a) the Company will deliver to Piper & Marbury L.L.P., as Escrow Agent ("Escrow Agent"), certificates representing the Shares to be issued and sold pursuant to this Agreement, together with a certificate by the Company that the Company's representations are true and correct as of the Closing Date (collectively, the "Certificates"); and

      (b) Each Investor will deliver to Escrow Agent wire transfer funds in the amount of Seven Thousand Five Hundred Dollars ($7,500) for each Share to be purchased (the "Purchase Price") by such Investor, and will deliver to the Company a completed Purchase Information Worksheet in the form attached as EXHIBIT A.

     3 RELEASE FROM ESCROW. At the Closing, in accordance with the Escrow Agreement attached as EXHIBIT C, Escrow Agent will deliver (a) to FCP, cash in the amount of ten percent (10%) of the aggregate Purchase Price, less any fees paid by FCP pursuant to the Escrow Agreement; (b) to the Company, cash in the amount of ninety percent (90%) of the aggregate Purchase Price; and (c) to Investors, the Certificates. Immediately thereafter, the Company will deliver to each of Coretech and OCFC a warrant, substantially in the form attached as EXHIBIT D, to purchase that number of shares of the Company's Common Stock equal to twenty-five percent (25%) of the total number of shares of Common Stock into which the Shares sold hereunder are convertible at the Closing (collectively, the "Warrants").

3. INVESTOR REPRESENTATIONS AND WARRANTIES.

     Each Investor hereby represents and warrants to the Company as set forth in this Section 3. Such representations and warranties will survive the Closing Date.

     1 INVESTOR NOT A U.S. PERSON. Investor is not a U.S. person (a "U.S. Person") as defined in Rule 902 of Regulation S promulgated under the United States Securities Act of 1933, as amended (the "Act"). The Company's offer to Investor of the opportunity to purchase has not been made to a person in the United States. At the time the buy order on behalf of Investor was originated, Investor was outside the United States.

     2 ACQUISITION FOR INVESTMENT. Investor is acquiring its Shares for Investor's own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution, or fractionalization thereof, in whole or in part. Investor is not acquiring its Shares for the account or benefit of any other person, including but not limited to a U.S. Person.

     3 INFORMATION REGARDING INVESTMENT. Investor acknowledges that it and its attorney have been furnished with the following offering materials (collectively, the "Offering Materials"): (a) risk factors pertaining to an investment in the Company; (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 1996 and April 30, 1996; (c) the Company's Annual Report on Form 10-K for the year ended October 31, 1995; (d) the Company's 1995 Annual Report to Shareholders; and (e) the Proxy Statement relating to the Company's 1996 Annual Meeting of Shareholders. Investor has carefully read the Offering Materials and understands and has evaluated the risks of a purchase of Shares and the shares of Common Stock issuable upon conversion thereof (the "Conversion Shares") and has relied solely and exclusively on such information. Investor has been given the opportunity to ask questions of, and receive answers from the Company concerning, the terms and conditions of the offering contemplated by this Agreement and other matters pertaining to this investment and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information provided herewith in order for Investor to evaluate the merits and risks of a purchase of Shares and Conversion Shares to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, and has not been furnished any offering literature or prospectus except as mentioned herein. Investor has not been furnished with any oral or written representation in connection with the offering contemplated by this Agreement that is not contained in this Agreement or the Offering Materials.

     4 CAPACITY TO PROTECT OWN INTERESTS. Investor has the capacity to protect its own interests in purchasing the Shares and the Conversion Shares and has determined that the Shares and the Conversion Shares are suitable investments for Investor and that at this time Investor has no need for liquidity of these investments and could bear a complete loss of these investments. Investor acknowledges that (a) no United States Federal, state or non-United States agency has passed upon the Shares and the Conversion Shares or made any finding or determination as to the fairness of these investments; and (b) there are substantial risks of loss incident to the purchase of the Shares.

     5 AUTHORIZATION. If Investor is a corporation, partnership, trust, estate, employee benefit plan, governmental plan, governmental unit or other entity, it is empowered, authorized and qualified to purchase Shares and to acquire Conversion Shares, and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

     6 NOT AFFILIATED WITH OTHER INVESTORS. Investor is not an "affiliate," as such term is defined in Rule 405 under the Act, of any other Investor.

     7 BINDING OBLIGATION. Upon execution and delivery, this Agreement will be a valid and binding obligation of each Investor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions of Section 7.6 of this Agreement may be limited by applicable laws.

4. DISTRIBUTOR REPRESENTATIONS AND WARRANTIES.

     Each Distributor hereby represents and warrants to the Company as set forth in this Section 4. Such representations and warranties will survive the Closing Date.

     1 ACQUISITION FOR INVESTMENT. Coretech and OCFC are each acquiring the Warrants and the shares of Common Stock issuable upon exercise thereof (the "Warrant Shares") for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution, or fractionalization thereof, in whole or in part. Neither Coretech nor OCFC is acquiring the Warrants or the Warrant Shares for the account or benefit of any other person, including but not limited to a U.S. Person.

     2 INFORMATION REGARDING INVESTMENT. Each of Coretech and OCFC has been furnished with the Offering Materials. Each of Coretech and OCFC has carefully read the Offering Materials and understands and has evaluated the risks of a purchase of the Warrants and the Warrant Shares and has relied solely and exclusively on such information. Each of Coretech and OCFC has been given the opportunity to ask questions of, and receive answers from the Company concerning, the terms and conditions of the offering contemplated by this Agreement and other matters pertaining to this investment and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information provided herewith in order for Coretech and OCFC to evaluate the merits and risks of a purchase of the Warrants and the Warrant Shares to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, and has not been furnished any offering literature or prospectus except as mentioned herein. Neither Coretech nor OCFC has been furnished with any oral or written representation in connection with the offering contemplated by this Agreement that is not contained in this Agreement or the Offering Materials.

     3 CAPACITY TO PROTECT OWN INTERESTS. Each of Coretech and OCFC has the capacity to protect its own interests in acquiring the Warrants and the Warrant Shares and has determined that the Warrants and the Warrant Shares are suitable investments for Coretech and OCFC, respectively and that at this time neither Coretech nor OCFC has a need for liquidity of these investments and each of them could bear a complete loss of these investments. Each Distributor acknowledges that (a) no United States Federal, state or non-United States agency has passed upon the Warrants and the Warrant Shares or made any finding or determination as to the fairness of these investments; and (b) there are substantial risks of loss incident to the purchase of the Warrants and the Warrant Shares.

     4 AUTHORIZATION. Each of Coretech and OCFC is empowered, authorized and qualified to acquire the Warrants and the Warrant Shares. Each person signing this Agreement on behalf of a Distributor has been duly authorized by such Distributor's Board of Directors to do so.

     5 BINDING OBLIGATION. Upon execution and delivery, this Agreement will be a valid and binding obligation of each Distributor, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions of Section 7.6 of this Agreement may be limited by applicable laws.

     6 NO DIRECTED SELLING EFFORTS. No Distributor has made any "directed selling efforts," as such term is defined in Rule 902(b) under the Act, in the United States in connection with the transactions contemplated by this Agreement.

5. COMPANY REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     The Company hereby represents and warrants to each Investor as set forth in this Section 5. Such representations and warranties will survive the Closing Date.

     1 GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company is duly qualified, is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

     2 AUTHORIZATION. The Company presently has full legal right, power and capacity and has obtained all necessary consents, approvals and authorizations, whether corporate, shareholder, governmental or otherwise, as may be required to execute and deliver this Agreement, and to issue and deliver the Shares and the Conversion Shares pursuant hereto in the manner contemplated hereby.

     3  SHARES FULLY-PAID, NON-ASSESSABLE, ETC.  The Shares and the
Conversion Shares when delivered, will be duly and validly authorized and issued, fully-paid and non-assessable and free and clear of any and all liens, charges, restrictions (except as may be imposed by United States Federal and state securities laws), claims and encumbrances and will not submit the holders thereof to any liability by reason of holding such securities. The Company has reserved and will continue to reserve enough shares of Common Stock to permit the conversion of the Shares into Conversion Shares.

     4 NO CONFLICTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of the Company or any statute, law, regulation or agreement applicable to the Company or its assets, except where said violation would not have a material adverse effect on the Company or its business.

     5  NO MISSTATEMENTS, ETC.

      (a) This Agreement and the Offering Materials, when taken together, neither contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) Since June 30, 1995 to the date hereof, the Company has filed its annual reports on Form 10-K, quarterly reports on Form 10-Q and definitive proxy statements with respect to its annual meetings of shareholders (collectively, the "SEC Documents") with the United States Securities and Exchange Commission (the "SEC"). The SEC Documents are the only documents (other than preliminary materials) that the Company has been required to file with the SEC since such date. As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no material event has occurred since the filing of the Company's Report on Form 10-Q for the quarter ended April 30, 1996 that could make any of the disclosures contained therein misleading. The financial statements of the Company included in the SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as may be permitted by Form 10-Q) and such statements, together with the notes thereto, fairly present (subject in the case of unaudited financial statements, only to normal recurring year-end audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended.

     6 OFFERING VALID. Assuming the accuracy of the representations and warranties of each Investor in Section 3 and the accuracy of the representations and warranties of each Distributor in Section 4.6, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Act pursuant to Regulation S thereof and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. The Company is a "reporting issuer," as such term is defined in Rule 902(l) under the Act.

     7 BINDING OBLIGATION. Upon execution and delivery, this Agreement will be a valid and binding obligation of the Company, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions of Section 7.6 of this Agreement may be limited by applicable laws.

6. CONDITIONS TO CLOSING.

     1 CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING. Each Investor's obligation to purchase its Shares at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 5 will be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company will have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

      (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares will be legally permitted by all laws and regulations to which the Investor and the Company are subject.

      (c) INSTRUCTIONS TO TRANSFER AGENT. On or before the Closing Date, the Company and the transfer agents for its Common Stock and Series A Preferred Stock will have entered into Irrevocable Instructions in the form attached hereto as EXHIBIT E (the "Instructions").

     2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT CLOSING. The Company's obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Investors in Section 3 and by Distributors in Section 4 will be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made on and as of said date, and Investor will have performed all obligations and conditions herein required to be performed or observed by them on or prior to the Closing.

      (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares will be legally permitted by all laws and regulations to which Investor and the Company are subject.

7. ADDITIONAL AGREEMENTS.

    1 SALES DURING RESTRICTED PERIOD. During the forty (40) day period commencing on the Closing Date (the "Restricted Period"), none of the Investors or Distributors will sell or otherwise transfer any of the Shares or the Conversion Shares or any portion thereof, or engage in any short sale or other hedging transactions (such as option writing, equity swaps or other types of derivative transactions) involving securities of the Company, in the United States or to any U.S. Person, and Investors and Distributors acknowledge all certificates evidencing the Shares and the Conversion Shares will bear a legend referencing the restriction described in this Section 7.1.

    2 INVESTOR SALES AFTER RESTRICTED PERIOD. Following the conclusion of the forty (40) day period commencing on the Closing Date, Investors will not sell or otherwise transfer any of the Shares, or the Conversion Shares or any portion thereof without registration under the Act or an exemption therefrom. Investors acknowledge that the Shares and the Conversion Shares have not been registered under the Act, under the securities laws of any of the United States, or under the laws of any non-United States jurisdictions and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states and non-United States jurisdictions or an exemption from such registration is available.

    3 DISTRIBUTOR SALES. No Distributor will sell or otherwise transfer the Warrants or the Warrant Shares or any portion thereof without registration under the Act or an exemption therefrom. Each Distributor acknowledges that the Warrants and the Warrant Shares have not been registered under the Act, under the securities laws of any of the United States, or under the laws of any non-United States jurisdictions and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states and non-United States jurisdictions or an exemption from such registration is available.

    4 MULTIPLE SUBSCRIPTIONS. In the event that multiple subscriptions for Shares are accepted by the Company, each subscription will be deemed to be a separate offering under Regulation S under the Act and the Restricted Period will begin for each transaction separately on the date full payment is made to the Company for the Shares sold in such transaction.

    5  LEGENDS.

      (a) The certificates representing the Shares and the Conversion Shares will bear the following restrictive legend until the expiration of the Restricted Period:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNTIL AFTER AUGUST 19, 1996 [THE 40TH DAY FOLLOWING COMPLETION OF THE OFFERING]. AFTER SUCH DATE, THIS LEGEND SHALL HAVE NO FURTHER EFFECT."

      (b) The certificates representing the Warrants and the Warrant Shares will bear the following restrictive legends:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE."

     "THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE 'GEORGIA SECURITIES ACT OF 1973,' AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION THAT IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

      (c) The Company agrees to accept an officer's certificate and representation letter from each Investor in the forms attached as Exhibit A and Exhibit B, respectively, to the Instructions as sole and sufficient evidence that such Investor has complied with applicable securities laws and upon receipt of such letter will promptly instruct the transfer agent for the Shares or the Conversion Shares, as applicable, to transfer the Shares or Conversion Shares, as applicable, as requested by such Investor. The Company will use its best efforts to cause the applicable transfer agent to effect such transfer as expeditiously as practicable after receipt of the certificate(s) representing the Shares or the Conversion Shares, as the case may be, the officer's certificate and the representation letter; PROVIDED, HOWEVER, that the Company will not be required to cause such transfer to be made if it knows, or reasonably believes, any of the representations made in the officer's certificate or representation letter is false.

    6  REGISTRATION RIGHTS.

    (a)  DEFINITIONS.  As used in this Section 7.6:

       (1) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (2) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

       (3) "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 7.6(h) hereof.

       (4) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

       (5) "Registrable Securities" means (1) Common Stock of the Company issued or issuable upon conversion of the Shares or exercise of the Warrants; and (2) any Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security that is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities. Notwithstanding the foregoing, Registrable Securities will not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under this Section 7.6 are not assigned.

       (6) "Registration Expenses" means all expenses incurred by the Company in complying with this Section 7.6 including, without limitation, all registration and filing fees, printing expenses, blue sky fees and expenses and the expense of any special audits or accountant's consents incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which will be paid by the Company in any event).

       (7) "Selling Expenses" means, with respect to a sale of securities, all underwriting discounts and selling commissions applicable to such sale.

    (b) In case the Company receives from any Holder or Holders after the Restricted Period a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

       (1) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

       (2) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company will not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.6(b):

        (A) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders;

        (B) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than Three Hundred Fifty Thousand Dollars ($350,000);

        (C) if the Company furnishes to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company will have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after the date on which the Company would otherwise be required to file a registration statement pursuant to Section 7.6(b)(3); PROVIDED, HOWEVER, that such right to delay a request will be exercised by the Company not more than once in any one-year period;

       (D) if the Company has already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 7.6(b); or

       (E) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     (3) Subject to the foregoing, the Company will file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered within ninety (90) days after receipt of the request or requests of the Holders.

    (c) Except as specifically provided herein, all Registration Expenses incurred in connection with a registration pursuant to this Section 7.6 will be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder will be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company will not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 7.6, the request of which has been subsequently withdrawn by the Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to the requested registration pursuant to Section 7.6, in which event such right will be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses will be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

    (d) Whenever required to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

       (1) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days or, if earlier, until the participating Holder or Holders have completed the distribution related thereto.

       (2) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

       (3) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

       (4) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

       (5) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

       (6) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

       (7) Furnish, at the request of the Holders of a majority of the Registrable Securities being registered, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated as of such date, of counsel to the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holders of a majority of the Registrable Securities being registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (B) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

    (e) All registration rights granted under this Section 7.6 will terminate and be of no further force and effect three (3) years after the Closing Date. In addition, a Holder's registration rights will expire if all Registrable Securities held by such Holder may be sold under Rule 144 during any ninety-one
(91) day period.

    (f)(1) No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.6.

       (1) It will be a condition precedent to the obligations of the Company to take any action pursuant to Section 7.6 that the selling Holders will furnish to the Company such information regarding themselves, the Registrable
Securities held by them and the intended method of disposition of such securities as will be reasonably required to effect the registration of their Registrable Securities.

    (g) In the event any Registrable Securities are included in a registration statement under Section 7.6:

       (1) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, affiliates and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the
Company: (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 7.6(g)(1) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld, nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

       (2) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, severally and not jointly, indemnify and hold harmless the Company and each of its directors, officers, affiliates and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this
Section 7.6(g)(2) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; PROVIDED FURTHER, that in no event will any indemnity under this Section 7.6(g) exceed the proceeds from the offering received by such Holder.

       (3) Promptly after receipt by an indemnified party under this Section 7.6(g) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.6(g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 7.6(g), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.6(g).

       (4) If the indemnification provided for in this Section 7.6(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event will any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

       (5) The obligations of the Company and Holders under this Section 7.6(g) will survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, will, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. In the event any offering of Registrable Securities is underwritten, and the underwriting agreement provides for indemnification and/or contribution by the Company and the Holders offering securities thereunder, the indemnification and/or contribution obligations of the Company and the Holders hereunder will in no event exceed the obligations of the parties set forth in such underwriting agreement.

   (h) The rights to cause the Company to register Registrable Securities pursuant to this Section 7.6 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (1) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, or (2) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); PROVIDED, HOWEVER, that (A) the transferor will, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee will agree to be subject to all restrictions set forth in this Agreement.

   (i) If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, if any, each Holder will not sell or otherwise transfer or dispose of any Shares or Common Stock (or other securities) of the Company held by each such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed ninety (90) days following the effective date of a registration statement of the Company filed under the Securities Act. The obligations described in this Section 7.6(i) will not apply to a registration relating solely to employee benefit plans or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said ninety (90) day period.

   (j) With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

      (1) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

      (2) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

      (3) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

8. MISCELLANEOUS.

     1 NOTICES. Any notice required by the provisions of this Agreement will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices will be directed to the following persons and addresses:

      (A) To the Company:

          SBE, Inc.
          4550 Norris Canyon Road
          San Ramon, California 94583-1389
          Attention:  Timothy J.Repp.
          Telephone:  (510) 355-7600
          Fax:  (510) 355-2020

          with a copy to:
          Cooley Godward Castro Huddleson & Tatum
          One Maritime Plaza, 20th Floor
          San Francisco, CA 94111-3580
          Attention:  Christopher A. Westover, Esq.
          Telephone:  (415) 693-2000
          Fax:  (415) 951-3699

      (B) To an Investor: To the person and at the address set forth in the completed Purchase Information Worksheet completed by an Investor, with a copy to:

          Piper & Marbury L.L.P.
          1251 Avenue of the Americas
          New York, NY  10020
          Attention:  Paul J. Pollock, Esq.
          Telephone:  (212) 835-6280
          Facsimile:  (212) 835-6001

      (C) To any of the Distributors:

          c/o First Capital Partners, Inc.
          8279 Dunwoody Place
          Atlanta, GA  30350
          Attention:  Joel Rosenberg
          Telephone:  (770) 518-6433
          Facsimile:  (770) 552-1064

     2 COUNTERPARTS. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterpart will, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

     3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and assigns. Notwithstanding the foregoing, this Agreement is not transferable or assignable by Investor except as may be provided specifically elsewhere in this Agreement.

     4 APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws principles.

     5 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     6 SEVERABILITY. In case any provision of the Agreement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     7  AMENDMENT AND WAIVER.

      (a) Except as otherwise specifically set forth in this Section 8.7, a provision of this Agreement may be amended, modified or waived only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares that have not been sold to the public).

      (b) Any provision of Section 7.6 may be amended, modified or waived only upon the written consent of the Company and the holders of a majority of the Registrable Securities.

     8 EXPENSES. The Company will pay all costs and expenses that it incurs, and FCP will pay all costs and expenses that it or Investors incur, with respect to the negotiation, execution, delivery and performance of this Agreement.

     9 ATTORNEYS' FEES. In the event that any dispute between the parties to this Agreement should result in litigation, the prevailing party in such dispute will be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which will include, without limitation, all fees, costs and expenses of appeals.

     10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

             [THIS SPACE INTENTIONALLY LEFT BLANK]

     The parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                           INVESTOR:

SBE, INC.                          INTERNATIONAL INDEXED SAVINGS
                                   PORTFOLIO



By: /s/ Timothy J. Repp            By: /s/ Larry Skolnick
Title: Chief Financial Officer     Title:

DISTRIBUTORS:

FIRST CAPITAL PARTNERS, INC.       MAXI YIELD PORTFOLIO LIMITED S.A.



By: /s/ Joel Rosenberg             By: /s/ Larry Skolnick
Title: President                   Title:

CORETECH LTD.                      METALS & CHEMICALS INCORPORATED



By: /s/ Paul Knowles               By: /s/ Larry Skolnick
Title: Director                    Title:

OVERSEAS CAPITAL FUNDING CORPORATION



By: /s/ Joel Rosenberg
Title:

                                                     EXHIBIT 99.2

                  CERTIFICATE OF DETERMINATION
                               OF
                    SERIES A PREFERRED STOCK
                               OF
                           SBE, INC.


     The undersigned, WILLIAM B. HEYE, JR. and TIMOTHY J. REPP, hereby certify that:

     9. They are the duly elected and acting President and Chief Financial Officer, respectively, of SBE, Inc., a California corporation (the "Company").

     10. Pursuant to authority given by said corporation's Articles of Incorporation, the Board of Directors of said corporation has duly adopted the following recitals and resolutions:

     "WHEREAS, the Articles of Incorporation of this corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

     WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Articles of Incorporation to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly-unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and

     WHEREAS, the Board of Directors of this corporation desires, pursuant to its authority as aforesaid, to fix the terms of a new series of said Preferred Stock, the number of shares constituting said series, and the designation of said series;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, said new series of Preferred Stock as follows:

11. DESIGNATION.

     Two hundred (200) shares of Preferred Stock are designated as "Series A Preferred Stock" with the rights, preferences, privileges and restrictions specified herein (the "Series A Preferred").

12. DIVIDEND RIGHTS.

     The holders of outstanding shares of the Series A Preferred will be entitled to receive dividends, in preference to any dividend on the Common Stock, at the rate of six hundred dollars ($600) per share (as adjusted for stock splits, recapitalizations and the like) per annum, for each share of Series A Preferred held by them. Such dividends will be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, have not been declared and a sum sufficient for the payment thereof set apart and paid, the deficiency will first be fully paid before any dividend or other distribution is paid on or declared and set apart for the Common Stock. Such dividends will accrue on each share of Series A Preferred from the Original Issue Date and will accrue from day to day, whether or not declared. The Company will not be obligated to pay any accumulation of dividends on any shares of Series A Preferred until the liquidation, dissolution or winding up of the Company pursuant to Section 4 hereof, the conversion of such shares into Common Stock pursuant to Section 5 hereof, or the redemption of such shares pursuant to Section 6 hereof. The holders of Series A Preferred will not be entitled to participate in any dividends paid on the Common Stock.

13. VOTING RIGHTS.

     1 GENERAL. Except as required by law or by Section 3.2, the Series A Preferred will have no voting rights.

     2 SEPARATE VOTE OF SERIES A PREFERRED. In addition to any other vote or consent required by law, the vote or written consent of the holders of more than fifty percent (50%) of the outstanding Series A Preferred will be necessary for effecting or validating the following actions:

      (a) The creation of a new class of shares having rights, preferences and privileges prior to or on a parity with the shares of Series A Preferred; or

      (b) Any amendment to the Company's Articles of Incorporation or Bylaws that would change the rights, preferences, privileges and restrictions of the Series A Preferred.

14. LIQUIDATION RIGHTS.

     1 LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any Common Stock, the holders of the Series A Preferred will be entitled to receive, for each share of Series A Preferred held by them, one hundred fifty percent (150%) of the Fixed Conversion Price for each share of Common Stock into which the Series A Preferred is then convertible, as adjusted for stock splits, recapitalizations and the like, plus any accrued or declared but unpaid dividends thereon (the "Liquidation Preference").

     2 DISTRIBUTION OF ASSETS TO COMMON STOCK. After the payment of the Liquidation Preference to the holders of the Series A Preferred as set forth in
Section 4.1, the remaining assets will be distributed ratably to the holders of the Common Stock.

     3 ACQUISITIONS AND ASSET TRANSFERS DEEMED LIQUIDATIONS. The following events will be considered a liquidation under this Section 4:

      (a) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred to third parties who were not shareholders of the Company immediately prior to the commencement of such transaction or series of transactions (an "Acquisition"); and

      (b) a sale or series of sales or other disposition after which all or substantially all of the assets of the Company are sold or otherwise disposed of (an "Asset Transfer").

     4 PRO RATA DISTRIBUTION IF ASSETS INSUFFICIENT. If, upon occurrence of a liquidation, dissolution or winding up of the Company, the assets and funds thus distributed among the holders of the Series A Preferred are insufficient to permit the payment to such holders of the full Liquidation Preference, the entire assets and funds of the Company legally available for distribution will be distributed ratably among the holders of the Series A Preferred in proportion to the Liquidation Preference, as provided for in this Section 4, that each such holder is otherwise entitled to receive.

15. CONVERSION RIGHTS.

     The holders of the Series A Preferred will have the following rights with respect to the conversion of the Series A Preferred into shares of Common Stock (the "Conversion Rights"):

     1 OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 5, any share of Series A Preferred may, at the option of the holder, be converted at any time into fully-paid, nonassessable shares of Common Stock determined in accordance with the Conversion Rate provided in Section 5.3 (the "Conversion Rate").

     2 AUTOMATIC CONVERSION. The Series A Preferred will automatically convert into Common Stock, at the then-applicable Conversion Rate, on the first day on which the average closing bid price of the Company's Common Stock for the five (5) trading days preceding such day is equal to or greater than one hundred fifty percent (150%) of the average closing bid price of the Company's Common Stock for the five (5) trading days ending with the trading day immediately prior to the Original Issue Date (as defined in Section 5.4). In addition, any shares of Series A Preferred not previously converted into Common Stock will be converted automatically into Common Stock, at the then-applicable Conversion Rate, upon the earlier to occur of (a) the second anniversary of the Original Issue Date; and (b) the written consent of the holders of two thirds (_) of the outstanding Series A Preferred. Upon any such automatic conversion, any accrued or declared and unpaid dividends will be paid in accordance with the provisions of Section 5.5. Upon the occurrence of an event specified in
Section 5.2, the outstanding shares of Series A Preferred will be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; PROVIDED, HOWEVER, that the Company will not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred are delivered either to the Company or its transfer agent as provided in Section 5.5.

     3 CONVERSION RATE. The Conversion Rate will be one share of Series A Preferred for X shares of Common Stock, where X is Seven Thousand Five Hundred Dollars ($7,500) divided by the Conversion Price (as defined below). The Conversion Price will be the lesser of the Fixed Conversion Price (as defined in Section 5.4) and the Variable Conversion Price (as defined in Section 5.4); PROVIDED, HOWEVER, that the Conversion Price will in no event be less than (a) seven thousand five hundred dollars ($7,500) divided by (b) one two-hundredth (1/200) of the lesser of (1) twenty percent (20%) of the shares of Common Stock outstanding on the Original Issue Date (not including shares issuable upon the exercise of options and warrants then outstanding or upon conversion of the Series A Preferred then outstanding); and (2) twenty percent (20%) of the shares of Common Stock outstanding on the date of conversion (not including shares issuable upon the exercise of options and warrants then outstanding or upon conversion of the Series A Preferred then outstanding), all as adjusted for stock splits, recapitalizations and the like.

     4 CONVERSION PRICE. The Fixed Conversion Price will be seventy-five percent (75%) of the average closing bid price of the Company's Common Stock for the five (5) trading days ending with the trading day ending immediately prior to the date on which the first share of Series A Preferred is issued (the "Original Issue Date"). The Variable Conversion Price will be seventy-five percent (75%) of the average closing bid price of the Company's Common Stock for the five (5) trading days ending with the trading day ending immediately prior to conversion.

     5 MECHANICS OF CONVERSION. Each holder of Series A Preferred who desires to convert the same into shares of Common Stock pursuant to this
Section 5 will surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred, and will give written notice to the Company at such office that such holder elects to convert the same. Such notice will state the number of shares of Series A Preferred being converted. Thereupon, the Company will promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Upon any conversion of Series A Preferred into Common Stock, all accrued or declared but unpaid dividends will be converted into that number of shares of Common Stock equal to the amount of such accrued or declared and unpaid dividends divided by the then-applicable Conversion Price. Such conversion will be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such shares of Common Stock on such date.

     6 ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company at any time or from time to time after the Original Issue Date effects a subdivision of the outstanding Common Stock, the Fixed Conversion Price in effect immediately before that subdivision will be proportionately decreased. Conversely, if the Company at any time or from time to time after the Original Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately before the combination will be proportionately increased. Any adjustment under this
Section 5.6 will become effective at the close of business on the date the subdivision or combination becomes effective.

     7 ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Fixed Conversion Price that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Fixed Conversion Price then in effect by a fraction
(a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (b) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; PROVIDED, HOWEVER, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Fixed Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the Fixed Conversion Price will be adjusted pursuant to this Section 5.7 to reflect the actual payment of such dividend or distribution.

     8 ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision will be made so that the holders of the Series A Preferred will receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company that they would have received had their Series A Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred or with respect to such other securities by their terms.

     9 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer or a recapitalization, subdivision, combination, reclassification or exchange provided for elsewhere in this Section 5), each holder of Series A Preferred will have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

     10 REORGANIZATIONS. If at any time or from time to time after the Original Issue Date there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer or a recapitalization, subdivision, combination, reclassification or exchange provided for elsewhere in this Section 5), as a part of such capital reorganization, provision will be made so that the holders of the Series A Preferred will thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

     11 CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Fixed Conversion Price, the Company, at its expense, will compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and will mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred at the holder's address as shown in the Company's books. The certificate will set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the Fixed Conversion Price at the time in effect; and (b) the type and amount, if any, of other property that at the time would be received upon conversion of the Series A Preferred.

     12 NOTICES OF RECORD DATE. Upon (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (b) any Acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any Asset Transfer or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will mail to each holder of Series A Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, recapitalization, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and
(3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, recapitalization, Asset Transfer, dissolution, liquidation or winding up.

     13 FRACTIONAL SHARES. No fractional shares of Common Stock will be issued upon conversion of Series A Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof will be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company will, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the closing bid price of the Company's Common Stock on the date of conversion.

     14 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as from time to time are sufficient to effect the conversion of all outstanding shares of the Series A Preferred. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as is sufficient for such purpose.

     15 NOTICES. Any notice required by the provisions of this Section 5 will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices will be addressed to each holder of record at the address of such holder appearing on the books of the Company.

     16 PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred so converted were registered.

     17 NO DILUTION OR IMPAIRMENT. The Company will not amend its Articles of Incorporation, as amended or restated from time to time, or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against dilution or other impairment.

16. REDEMPTION.

     The Company will be entitled to redeem the Series A Preferred, at its option, for a redemption price equal to one hundred fifty percent (150%) of the Fixed Conversion Price for each share of Common Stock into which the Series A Preferred is then convertible, as adjusted for stock splits, recapitalizations and the like, plus any accrued or declared but unpaid dividends thereon (the "Redemption Price"), as follows:

     1  REDEMPTION NOTICE.  At least thirty (30) days but no more than sixty
(60) days prior to the date on which the Company proposes to redeem the Series A Preferred, the Company will send a notice (a "Redemption Notice") to all holders of Series A Preferred to be redeemed setting forth the place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates.

     2 SURRENDER OF CERTIFICATES. On or after such Redemption Date, each holder of shares of Series A Preferred to be redeemed will surrender such holder's certificates representing such shares to the Company in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares will be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate will be canceled. From and after such Redemption Date, unless there has been a default in payment of the Redemption Price or the Company is unable to pay the Redemption Price due to not having sufficient legally available funds, all dividends on the shares of Series A Preferred to be redeemed will cease to accrue and all rights of the holders of such shares as holders of Series A Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificates), will cease and terminate with respect to such shares, provided that in the event that shares of Series A Preferred are not redeemed due to a default in payment by the Company or because the Company does not have sufficient legally available funds, such shares of Series A Preferred will remain outstanding and will be entitled to all of the rights and preferences provided herein.

     3 DETERMINATION OF SHARES TO BE REDEEMED. In the event the Company elects to redeem some, but not all, of the outstanding shares of Series A Preferred, the number of shares of outstanding Series A Preferred to be redeemed from each holder thereof shall be equal to the product of (a) the number of shares of Series A Preferred held by such holder, and (b) a fraction, the numerator of which will be the total number of shares of Series A Preferred to be redeemed, and the denominator of which will be the total number of shares of Series A Preferred then outstanding.

     4 TERMINATION OF CONVERSION RIGHTS. In the event of a call for redemption of any shares of Series A Preferred, the Conversion Rights will terminate as to the shares designated for redemption at the close of business on the day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

     RESOLVED FURTHER, that the President and Secretary of the corporation is hereby authorized to execute, verify, and file with the California Secretary of State a Certificate of Determination in accordance with California law."

     17. The authorized number of shares of Preferred Stock of this corporation is two million (2,000,000), and the number of shares of Preferred Stock constituting Series A Preferred Stock, none of which has been issued, is two hundred (200).

             [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned certify under penalty of perjury that the matters set forth in the foregoing Certificate of Determination are true of their own knowledge.

     Executed at San Ramon, California on June 27, 1996.



                                   /s/ William B. Heye, Jr.
                                   WILLIAM B. HEYE, JR.
                                   President



                                   /s/ Timothy J. Repp
                                   TIMOTHY J. REPP
                                   Chief Financial Officer